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[GRAPHIC OMITTED]                                 OMRIX Biopharmaceuticals, Inc.
NASDAQ: OMRI                      630 5th Avenue, 22nd Floor, New York, NY 10111
                                                            Main: (212) 887-6500
                                                                   www.omrix.com
--------------------------------------------------------------------------------


    OMRIX Biopharmaceuticals Announces Second Quarter 2006 Financial Results

New York, NY, August 8, 2006 -- OMRIX Biopharmaceuticals Inc. ("OMRIX" or "Company") (NASDAQ: OMRI), a commercial-stage biopharmaceutical company that develops and markets biosurgical and passive immunotherapy products, today announced financial results for the second quarter ended June 30, 2006.

Second Quarter 2006 and Recent Highlights:

    o Total revenues of $16.1, a 190% increase over the three months ended June 30, 2005

    o Diluted EPS of $0.38, compared to a loss of $0.34 in the second quarter of 2005

    o Successfully completed patient enrollment for Thrombin Stand-Alone phase III Clinical Trial

    o Gained FDA approval for second generation fibrin sealant, Evicel, for use in liver surgery

    o Submitted Evicel phase III clinical trial results for expanded indication in peripheral vascular surgery

Second Quarter Financial Results

Total revenues for the second quarter of 2006 increased to $16.1 million, a 190% increase from $5.5 million in the second quarter of 2005. Product revenues, from biosurgery and immunotherapy product lines, increased 237% to $13.8 million from $4.1 million in the comparable quarter in 2005. These results are mainly attributable to VIG sales, an increase in the volume of unit sales of Crosseal and Quixil, the Company's marketed fibrin sealant products, to Ethicon for the U.S. and Europe, increased price per unit of IVIG, and an increase in the number of HBIG unit sales.

Gross profits for the second quarter were $9.1 million, or 57% of total revenues, compared to $841,000, or 15% of total revenues, in the corresponding quarter of 2005.

Research and development expenses for the second quarter of 2006 were $899,000 compared to $551,000 in the second quarter of 2005. Selling, marketing, general and administrative expenses increased to $3.2 million in the second quarter of 2006 compared to $2.0 million in the second quarter of 2005.

The Company generated an operating profit of $5.0 million in the second quarter of 2006, compared to an operating loss of $1.8 in the second quarter of 2005.

Financial expenses, net included $1.2 million of financial income due to foreign exchange differences resulting mainly from the weakening of the U.S. dollar against the Euro.

Net income for the second quarter of 2006 was $5.3 million, or $0.38 per share on a diluted basis, versus a loss of $3.7 million or a loss of $0.34 per share on a diluted basis in the second quarter of 2005.

"We are pleased to deliver an additional, consecutive quarter of strong growth and profitability," stated Robert Taub, President and CEO of OMRIX. "In collaboration with our strategic partners, we are committed to driving shareholder value and executing our business strategy. OMRIX continues to raise its presence in biosurgery and passive immunotherapy, advance its clinical candidates through commercialization and leverage its product commonalities to continually improve its cost structure and operating model. The recent approval of our second generation fibrin sealant, Evicel, as an adjunct to hemostasis in liver surgery, the filing of Evicel phase III clinical trial results for an expanded indication in



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[GRAPHIC OMITTED]                                 OMRIX Biopharmaceuticals, Inc.
NASDAQ: OMRI                      630 5th Avenue, 22nd Floor, New York, NY 10111
                                                            Main: (212) 887-6500
                                                                   www.omrix.com
--------------------------------------------------------------------------------





peripheral vascular surgery, the completion of our phase III clinical trial for our Thrombin stand-alone product, and our 190% year-over-year revenue growth, are evidence of our consistent financial and regulatory execution. We look forward to our continued success and delivering financial and operating results consistent with the first and second quarters of 2006."

As of June 30, 2006 the Company had 14,885,868 outstanding shares of common stock. Cash, cash equivalents and short term investments totaled $27.8 million with an additional $7.5 million of long term investments, and total debt was approximately $2.0 million.

Second Quarter 2006 Non-Recurring Items

In connection with its IPO completed on April 20, 2006, OMRIX recognized the following non-recurring items in its financial results for three months ended June 30, 2006:

    o $851,000 SG&A expense related to options vesting acceleration and share grants that became effective due to completion of the IPO

    o $1.8 million financial expense related to the redemption and repayment of convertible promissory notes, triggered by the IPO, in the form of a premium payment to the noteholders

Upcoming Milestones

We anticipate the following milestones in our biosurgical product line in the fourth quarter of 2006:

    o Biological Hemostatic Device (BHD) - for the management of brisk bleeding and use on active bleeding sites: Finalize clinical and regulatory strategy and process

    o Evicel - second-generation fibrin sealant: Complete recruitment for Phase III kidney surgery clinical trial, the last of three indications needed to file for a general hemostasis indication

    o Thrombin - for general hemostasis use: File biologics license application
      (BLA) with the FDA

     Passive immunotherapy product line:

    o West Nile Immunoglobulin (WNIG) - for the treatment of West Nile fever:
      Continue clinical testing and complete patient enrollment by the end of
      2006

    o High Titer Vaccinia Immunoglobulin (HT-VIG): Complete pre-clinical trials

     Full Year 2006 Guidance

      For the first time, OMRIX is providing the following financial guidance for the full year 2006:

    o Expected product sales revenues ranging from $50.0 million to $51.5 million

    o Expected diluted EPS of $1.15 to $1.20

Conference Call Information

OMRIX will host a conference call to discuss these financial results today, Tuesday, August 8, 2006, at 5:00 p.m. Eastern time. To access the live telephonic broadcast, U.S. callers should dial (800) 819-9193; international callers may dial (913) 981-4911. A live audio webcast of the call will be available at the

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[GRAPHIC OMITTED]                                 OMRIX Biopharmaceuticals, Inc.
NASDAQ: OMRI                      630 5th Avenue, 22nd Floor, New York, NY 10111
                                                            Main: (212) 887-6500
                                                                   www.omrix.com
--------------------------------------------------------------------------------


Company's website at www.omrix.com. Participants are urged to log on to the website 15 minutes prior to the scheduled start time to download and install any necessary software.

An audio replay of the conference call will be available from 8:00 p.m. EDT on Tuesday, August 8, 2006 through 11:59 p.m. EDT on Tuesday, August 15th by dialing (888) 203-1112 from the U.S. or (719) 457-0820 when calling internationally, and entering confirmation code 4747620. The audio webcast will be available on the company's website, www.omrix.com, for 30 days.

About OMRIX Biopharmaceuticals, Inc.

OMRIX, a commercial-stage biopharmaceutical company, develops and markets innovative biosurgical and passive immunotherapy products, utilizing its proprietary protein purification technology and manufacturing know-how. As part of its business strategy, OMRIX commercializes certain of its biosurgical products through collaborations with companies whose marketing and sales expertise are a complement to OMRIX's own areas of specialty. OMRIX's novel and easy-to-use biological-device convergence products address unmet medical needs. For more information, please visit: www.omrix.com.

Safe Harbor Statement

This press release contains forward-looking statements. Forward-looking statements provide the company's current expectations or forecasts of future events. Forward-looking statements include statements about the Company's expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.. The company's actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled "Risk factors" and "Management's discussion and analysis of financial condition and results of operations" in the company's Prospectus as filed with the Securities and Exchange Commission on April 21, 2006. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Contact:

For Investors:
Michael Burshtine
SVP, Chief Financial Officer                   Francesca M. DeMartino
OMRIX Biopharmaceuticals, Inc.                 Director, Investor Relations
(212) 887-6500                                 OMRIX Biopharmaceuticals, Inc.
mike.burshtine@omrix.com                       (212) 887-6500
                                               francesca.demartino@omrix.com
For Media:
Francesca T. DeVellis
Feinstein and Kean Healthcare
(617) 577-8110
francesca.devellis@fkhealth.com


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[GRAPHIC OMITTED]                                 OMRIX Biopharmaceuticals, Inc.
NASDAQ: OMRI                      630 5th Avenue, 22nd Floor, New York, NY 10111
                                                            Main: (212) 887-6500
                                                                   www.omrix.com
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                     Consolidated Balance Sheets (Unaudited)
              (USD$ in thousands, except share and per share data)
--------------------------------------------------------------------------------


                                                                                       December 31,    June 30,
                                                                                          2005           2006
                                                                                       -----------   -----------
                                                                                                     (Unaudited)
ASSETS
 Current assets:
    Cash and cash equivalents......................................................... $  6,494      $ 11,946
    Short-term investments............................................................       --        15,907
    Trade receivables, net of allowance for doubtful accounts of $22 and $30 at
    December 31, 2005 and June 30, 2006, respectively.................................    5,344        12,030
    Prepaid expenses and other current assets.........................................    2,200         1,427
    Inventory.........................................................................    6,793        13,250
 Total current assets.................................................................   20,831        54,560
  Long-term investments...............................................................      404         7,529
  Property, plant and equipment, net..................................................    4,352         4,455
  Deferred charges and other intangible assets........................................      703           527
                                                                                       --------      --------
Total assets.......................................................................... $ 26,290      $ 67,071
                                                                                       ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
  Current liabilities:
   Short-term credit from banks and current maturities of long-term loans............. $  5,079      $  1,203
 Accounts payable and accruals:
    Trade.............................................................................    6,589         8,024
    Deferred revenues.................................................................    3,912         7,729
    Other.............................................................................    1,773         2,378
 Total current liabilities............................................................   17,353        19,334
  Long-term liabilities:
    Long-term loans, net of current maturities........................................    3,878           751
    Convertible promissory notes......................................................    2,148            --
    Deferred revenues.................................................................    7,526         9,192
 Other long-term liabilities..........................................................      948           980
 Total long-term liabilities..........................................................   14,500        10,923
                                                                                       --------      --------
 Total liabilities....................................................................   31,853        30,257

 Stockholders' equity (deficiency):
    Common stock of $0.01 par value--
    Authorized: 14,545,454 and 43,636,364 shares at December 31, 2005 and at June 30,
    2006, respectively; Issued: 10,885,996 and 14,892,993 shares at December 31, 2005 and June 30, 2006, respectively; Outstanding: 10,878,871 and 14,885,868 shares
    at December 31, 2005 and June 30, 2006, respectively;.............................      109           149
    Preferred stock of $0.01 par value--
    Authorized: 909,090 and 7,272,727 shares at December 31, 2005 and June 30,
    2006, respectively; Issued and outstanding: None at December 31, 2005 and
    June 30, 2006;....................................................................       --            --
    Additional paid-in capital........................................................   87,314       122,553
    Deferred stock-based compensation.................................................     (104)           --
    Treasury stock, at cost (7,125 shares at December 31, 2005 and June 30, 2006).....      (44)          (44)
    Accumulated other comprehensive loss..............................................     (766)       (2,317)
    Accumulated deficit...............................................................  (92,072)      (83,527)
 Total stockholders' equity (deficiency)..............................................   (5,563)       36,814
                                                                                       --------      --------
Total liabilities and stockholders' equity (deficiency)............................... $ 26,290      $ 67,071
                                                                                       ========      ========

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[GRAPHIC OMITTED]                                 OMRIX Biopharmaceuticals, Inc.
NASDAQ: OMRI                      630 5th Avenue, 22nd Floor, New York, NY 10111
                                                            Main: (212) 887-6500
                                                                   www.omrix.com
--------------------------------------------------------------------------------


                Consolidated Statements of Operations (Unaudited)
              (USD$ in thousands, except share and per share data)

--------------------------------------------------------------------------------


                                                                                         Three months ended
                                                                                               June 30,
                                                                                    ----------------------------
                                                                                         2005             2006
                                                                                    -----------      -----------
  Revenues:
   Product sales..............................................................      $     4,354      $    13,814
   Development services and grants............................................            1,191            2,265
                                                                                    -----------      -----------
  Total revenues..............................................................            5,545           16,079

  Cost of revenues:
   Product sales..............................................................            3,796            5,543
   Development services and grants............................................              908            1,450
                                                                                    -----------      -----------
  Total cost of revenues......................................................            4,704            6,993

  Gross profit................................................................              841            9,086

  Research and development, clinical and regulatory expenses, net.............              551              899
  Selling, marketing, general and administrative expenses.....................            2,049            3,209
                                                                                    -----------      -----------

  Operating income (loss).....................................................           (1,759)           4,978

  Financial income (expenses), net............................................           (1,906)            (457)
  Other income                                                                               --              790
                                                                                    -----------      -----------

  Net income (loss)...........................................................      $    (3,665)     $     5,311
                                                                                    ===========      ===========

  Net income (loss) per share:
  Basic net income (loss) per share of common stock...........................      $     (0.34)     $      0.38
  Diluted net income (loss) per share of common stock.........................      $     (0.34)     $      0.38

  Weighted average number of shares of common stock outstanding during the
   period used to compute basic net income (loss) per share...................       10,871,295       13,932,097

  Weighted average number of shares of common stock outstanding during the           10,871,295       14,162,052
   period used to compute diluted net income (loss) per share.................

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